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                                                                EXHIBIT 23.01

                        INDEPENDENT AUDITORS' CONSENT


The Board of Directors
The Hillhaven Corporation:


We consent to incorporation by reference in the Registration Statements (No. 33-57215 and 33-50833) on Form S-3 and in the Registration Statements (No. 33-35034 and 33-57679) on Form S-8 of The Hillhaven Corporation of our report dated July 8, 1994 relating to the consolidated balance sheets of The Hillhaven Corporation and subsidiaries as of May 31, 1995 and 1994, and the related consolidated statements of income, cash flows and stockholders' equity for each of the years in the three-year period ended May 31, 1995, and all related schedules, which report appears in the May 31, 1995 Annual Report on Form 10-K of The Hillhaven Corporation.

Our report refers to a change in the method of accounting for income taxes effective June 1, 1992.


                                                KPMG PEAT MARWICK LLP


Seattle, Washington
August 28, 1995